                                                                     Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) __



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                       31-0838515
                                                      (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

    100 EAST BROAD STREET, COLUMBUS, OHIO                43271-0181
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                              100 EAST BROAD STREET
                            COLUMBUS, OHIO 43271-0181
                ATTN: STEVEN M. WAGNER, DIRECTOR, (312) 407-1819
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                               WHITMAN CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



         DELAWARE                                        13-6167838
   (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


3501 ALGONQUIN ROAD
ROLLING MEADOWS, IL                                         60008
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of April, 2000.


                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE

                      BY  /S/ STEVEN M. WAGNER
                         ---------------------
                           STEVEN M. WAGNER
                           DIRECTOR

* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       April 21, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Whitman Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                           BY: /S/STEVEN M. WAGNER
                               ----------------------
                                  STEVEN M. WAGNER
                                  DIRECTOR

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 12/31/99       State #:  391581   FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #:  21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                DOLLAR AMOUNTS IN THOUSANDS     C300
                                                                                 RCON     BIL MIL THOU        ---------
                                                                                 ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCON
                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1)                    0081        123,692              1.a
    b. Interest-bearing balances(2)...........................................  0071         17,687              1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                1754              0              2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...........  1773          5,860              2.b
3.  Federal funds sold and securities purchased under agreements to resell ...  1350        364,813              3.
4.  Loans and lease financing receivables:                                      RCON
    a. Loans and leases, net of unearned income (from Schedule                  ----
    RC-C).....................................................................  2122         58,020              4.a
    b. LESS: Allowance for loan and lease losses..............................  3123             10              4.b
    c. LESS: Allocated transfer risk reserve..................................  3128              0              4.c
                                                                                RCON
    d. Loans and leases, net of unearned income, allowance, and                 ----
        reserve (item 4.a minus 4.b and 4.c)..................................  2125         58,010              4.d
5.  Trading assets (from Schedule RD-D).......................................  3545              0              5.
6.  Premises and fixed assets (including capitalized leases) .................  2145         22,547              6.
7.  Other real estate owned (from Schedule RC-M) .............................  2150              0              7.
8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...........................................  2130              0              8.
9.  Customers' liability to this bank on acceptances outstanding .............  2155              0              9.
10. Intangible assets (from Schedule RC-M)....................................  2143         27,151             10.
11. Other assets (from Schedule RC-F).........................................  2160        141,759             11.
12. Total assets (sum of items 1 through 11)..................................  2170        761,519             12.



-----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Bank One Trust Company, N.A.    Call Date:  12/31/99      State #:  391581  FFIEC 032
Address:                 100 East Broad Street           Vendor ID:  D             Cert #:  21377    Page RC-2
City, State  Zip:        Columbus, OH 43271              Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                    DOLLAR AMOUNTS IN
                                                                                       THOUSANDS
                                                                                       ---------
LIABILITIES
13. Deposits:                                                                   RCON
    a. In domestic offices (sum of totals of columns A and C                    ----
       from Schedule RC-E, part 1)............................................  2200                589,846     13.a
       (1) Noninterest-bearing(1).............................................  6631                517,140     13.a1
       (2) Interest-bearing...................................................  6636                 72,706     13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).....................................
       (1) Noninterest bearing................................................
       (2) Interest-bearing...................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800                0      14
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840                0      15.a
b.       Trading Liabilities(from Sechedule RC-D).............................  RCFD 3548                0      15.b
                                                                                RCON
16. Other borrowed money:                                                       ----
    a. With original maturity of one year or less.............................  2332                     0      16.a
    b. With original  maturity of more than one year. ........................  A547                     0      16.b
    c.  With original maturity of more than three years.......................  A548                     0      16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                     2920                     0      18.
19. Subordinated notes and debentures.........................................  3200                     0      19.
20. Other liabilities (from Schedule RC-G)....................................  2930                63,244      20.
21. Total liabilities (sum of items 13 through 20)............................  2948               653,090      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................  3838                     0      23.
24. Common stock..............................................................  3230                   800      24.
25. Surplus (exclude all surplus related to preferred stock) .................  3839                45,157      25.
26. a. Undivided profits and capital reserves.................................  3632                62,458      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
        securities............................................................  8434                    14      26.b
    c. Accumulated net gains (losses) on cash flow hedges.....................  4336                     0      26.c
27. Cumulative foreign currency translation adjustments ......................
28. Total equity capital (sum of items 23 through 27) ........................  3210               108,429      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).....................................  3300               761,519      29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most
    comprehensive level of auditing work performed for the bank by independent external                                     Number
    auditors  as of any date during 1996 .........................................................RCFD 6724 .......  N/A     M.1.
1 = Independent audit of the bank conducted in accordance         4. =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank           authority)
2 = Independent audit of the bank's parent holding company        5. =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing            auditors
    standards by a certified public accounting firm which         6. =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                auditors
    (but not on the bank separately)                              7. =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in               8. =  No external audit work
    accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.